Analex Corporation                           NEWS RELEASE
5904 Richmond Highway
Suite 300
Alexandria, Virginia 22303
Tel:  (703) 329-9400
Fax: (703) 329-8187
www.analex.com                     Release:  IMMEDIATE
                                   For:      ANALEX CORPORATION
                                   (Symbol: NLX)
Contact:  Amber Gordon
          (703) 329-9400

         ANALEX ANNOUNCES THIRD QUARTER 2005 FINANCIAL RESULTS

 Revenue up 36%; EBITDA up 25%; Acquisition Related Charges Yield Net Loss


Alexandria, VA, November 3, 2005 - Analex Corporation (Amex: NLX), a leading provider of mission-critical professional services to federal government clients, today reported third quarter 2005 revenue of $37.9 million, a 36% increase over 2004 third quarter revenue of $27.9 million. For the quarter ended September 30, 2005, reported operating income was $2.1 million compared to $2.0 million in 2004. However, operating profit as measured by earnings before interest and taxes, depreciation, and amortization (EBITDA), which the Company considers a more representative measure of its operating results, increased by 25%, to $3.4 million.

     For the nine months ended September 30, 2005, revenue increased to $104.4 million from $66.7 million in 2004, a 57% increase.
Operating income rose to $6.9 million from $4.7 million, a 48% increase over 2004; and EBITDA for the period increased by 69%, to $9.9 million.

     Year to date revenue growth was strong in the Homeland Security Group, which increased 102% over 2004, whereas the Systems Engineering Group, which represents the company's NASA business, showed overall growth of 5%, despite experiencing the planned reduction of a major program within that group. For the quarter, the Homeland Security Group revenue increased 61%, which was partially offset by a 4% decrease of the Systems Engineering Group revenue. Growth in the Homeland Security Group was fueled by increased services to the intelligence community.

     As Analex has previously explained, the net losses for the common stockholders reported for the quarter and nine-month periods result from various cash and non-cash accretion charges associated with acquisition financing activities. The net loss for the third quarter 2005 was $2.2 million, or ($0.14) per share, compared to a net loss of $5.9 million, or ($0.39) per share, for 2004. In the third quarter of 2005, the charges associated with the acquisition financing were $2.1 million of non-cash interest and accretion and $1.3 million of cash interest and dividends. For the 2005 and 2004 nine-month periods, the net losses were $4.7 million, or ($0.30) per share and $9.0 million, or ($0.63) per share, respectively. For the nine months ended September 30, 2005, the charges associated with the acquisition financing were $5.6 million of non-cash interest and accretion and $3.5 million of cash interest and dividends.

     Sterling Phillips, Analex's Chairman and CEO, stated, "We are pleased with our growth and the progress of our acquisitions, even though these results are diminished somewhat by customer budget cuts previously discussed. We continue to view the defense and intelligence sector of government as an attractive opportunity for
growth from organic as well as acquisition sources.   We're confident
that Analex's core lines of business provide a strong foundation for future growth."

     Cash generation remains strong with cash flow from operations of $6.3 million for the nine months ended September 30, 2005, compared to $2.5 million for the comparable period in 2004. Analex's bank debt increased by $0.6 million during the quarter primarily as a result of working capital requirements. Analex remains in compliance with the financial covenant requirements of its credit facility.

Webcast Today
The Company has scheduled a webcast / conference call for 11:00 a.m.
(ET), today, during which management will make a brief presentation regarding third quarter results and operating trends. A question-and-answer session will follow. Interested parties can listen to the conference call over the Internet by logging on to Analex's website at www.analex.com at the scheduled time and following the sign-in instructions. A replay of the conference call and question / answer session will also be available on the Internet after 1:00 p.m. (ET) today, and can be accessed on Analex's website. The replay will also be available through December 2, 2005 via telephone at 888-286-8010 (replay Pass Code: #74643203). The International dial-in replay number is 617-801-6888.

About Analex
Analex (www.analex.com) specializes in providing intelligence, systems engineering and security services in support of our nation's security. Analex focuses on developing innovative technical approaches for the intelligence community, analyzing and supporting defense systems, designing, developing and testing aerospace systems and providing a full range of security support services to the U.S. government. The Company's stock trades on the American Stock Exchange under the symbol NLX. Analex investor relations can be reached at amber.gordon@analex.com or 703-329-9400 x311.

PLEASE NOTE: Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. These forward-looking statements may be identified by reference to a future period by use of forward-looking terminology such as "anticipate," "expect," "could," "intend," "may" and other words of a similar nature. There are certain important factors and risks that could cause results to differ materially from those anticipated by the statements contained herein. Such factors and risks include business conditions and growth in the government contracting arenas and in the economy in general. Competitive factors include the pressures toward consolidation of small government contracts into larger contracts awarded to major, multi-national corporations; and the Company's ability to continue to recruit and retain highly skilled technical, managerial and sales/marketing personnel. Other risks may be detailed from time to time in the Company's filings with the Securities and Exchange Commission. Analex undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                        FINANCIAL TABLES FOLLOW

                               Analex Corporation
                             Selected Financial Data
                                   (unaudited)

                                       Three Months Ended                  Nine Months Ended
                                           September 30                        September 30
                                      2005             2004                2005             2004
                                 --------------------------------    -------------------------------

Revenue                           $  37,858,000    $  27,852,000     $  104,444,800   $  66,698,900
Cost of revenue                      30,579,400       22,643,400         85,276,000      54,752,800
SG&A                                  4,177,700        2,625,300          9,807,100       6,281,000
Amortization                            960,800          541,000          2,412,000         967,500
                                 --------------    -------------     --------------   --------------
Operating costs and expenses         35,717,900       25,809,700         97,495,100      62,001,300
                                 --------------    -------------     --------------   --------------
Operating income                      2,140,100        2,042,300          6,949,700       4,697,600

Total interest expense, net          (1,017,800)      (5,627,300)        (2,777,000)     (7,981,900)
                                 --------------    -------------     --------------   --------------

Income (loss) from continuing
  operations before income taxes      1,122,300       (3,585,000)         4,172,700      (3,284,300)

Provision for income taxes              811,100        1,455,900          2,712,700       1,840,700
                                 --------------    -------------     --------------   --------------
Income (loss) from continuing
  operations                            311,200       (5,040,900)         1,460,000      (5,125,000)


Income (loss) from discontinued
  operations, net of income taxes            --           76,100                 --          (3,200)

(Loss) gain on disposal of discontinued
  operations, net of income taxes     (135,900)          214,700           (105,600)       (307,100)
                                 --------------    -------------     --------------   --------------

Net income (loss)                      175,300        (4,750,100)         1,354,400      (5,435,300)
                                 --------------    -------------     --------------   --------------
Dividends on Series A
  convertible preferred stock         (228,600)         (225,000)          (675,000)       (675,000)
Dividends on Series B-1
  convertible preferred stock         (180,000)          (29,600)          (540,000)        (29,600)
Dividends on Series B-2
  convertible preferred stock         (375,000)               --           (750,000)             --
Accretion of convertible
  preferred stock                   (1,588,800)         (937,600)        (4,115,100)     (2,814,200)
                                 --------------    -------------     --------------   --------------
Net loss available to
  common shareholders            $  (2,197,100)    $  (5,942,300)    $   (4,725,700)  $  (8,954,100)
                                 ==============    =============     ==============   ==============
Net income (loss) attributable to common shareholders
per share:
  Continuing operations
    Basic                        $       (0.13)    $       (0.41)    $        (0.29)  $       (0.61)
                                 ==============    =============     ==============   ==============
    Diluted                      $       (0.13)    $       (0.41)    $        (0.29)  $       (0.61)
                                 ==============    =============     ==============   ==============
  Discontinued operations
    Basic                        $       (0.01)    $        0.02     $        (0.01)  $       (0.02)
                                 ==============    =============     ==============   ==============
    Diluted                      $       (0.01)    $        0.02     $        (0.01)  $       (0.02)
                                 ==============    =============     ==============   ==============

Net loss available to common shareholders:
    Basic                        $       (0.14)    $       (0.39)    $        (0.30)  $       (0.63)
                                 ==============    =============     ==============   ==============
    Diluted                      $       (0.14)    $       (0.39)    $        (0.30)  $       (0.63)
                                 ==============    =============     ==============   ==============
Weighted average number of shares:
    Basic                           16,146,431        15,295,773         15,800,830      14,134,314
                                 ==============    =============     ==============   ==============
    Diluted                         16,146,431        15,295,773         15,800,830      14,134,314
                                 ==============    =============     ==============   ==============

                                                                 Balance Sheet Data
                                                          September 30,        December 31,
                                                              2005                 2004
                                                         --------------       ---------------
Current assets                                            $  30,971,000       $   23,422,400
Fixed assets, net                                             2,263,400            1,434,700
Goodwill, contract rights, and other intangibles, net        89,393,000           49,538,700
Other non-current assets                                        724,800              526,300
                                                         --------------       ---------------
     Total assets                                         $ 123,352,200       $   74,922,100
                                                         ==============       ===============

Current liabilities                                       $  16,115,400       $   12,237,200
Long-term liabilities                                        31,779,400           13,732,700
                                                         --------------       ---------------
Total liabilities                                            47,894,800           25,969,900
Convertible preferred stock                                  34,681,100           15,986,300
Shareholders' equity                                         40,776,200           32,965,900
                                                         --------------       ---------------
     Total liabilities, convertible preferred stock and
     shareholders' equity                                 $ 123,352,200       $   74,922,100
                                                         ==============       ===============

Reconciliation of Non-GAAP Measures:

Reconciliation of Operating Income (EBIT) to EBITDA:

                      Three Months Ended                       Nine Months Ended
                          September 30,                           September 30,
              ------------------------------------  ------------------------------------
                    2005            2004    Change        2005           2004     Change
              ------------   --------------  ------  -------------- -------------  ------
Revenue       $ 37,858,000     $ 27,852,000  36%    $  104,444,800  $ 66,698,900   57%
EBIT             2,140,100        2,042,300  5%          6,949,700     4,697,600   48%
EBIT margin          5.65%            7.33%                  6.65%         7.04%
Amortization       960,800          541,000              2,412,000       967,500
Depreciation       249,900          106,400                526,300       196,700
              ------------    -------------         --------------  ------------
EBITDA        $  3,350,800     $  2,689,700  25%    $    9,888,000  $  5,861,800   69%
              ============    =============         ==============  ============
EBITDA margin        8.85%            9.66%                  9.47%         8.79%
              ============    =============         ==============  ============

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